Exhibit 4.7

NEVADA POWER COMPANY

OFFICER’S CERTIFICATE

May 12, 2006

I, the undersigned officer of Nevada Power Company (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated November 3, 2005, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.03(b)(i) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”). Section 1(u)(ix) of this Officer’s Certificate sets forth definitions of capitalized terms used herein. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

1. The terms and conditions of the Securities described in this Officer’s Certificate are as follows (the lettered subdivisions set forth in this Section 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

(a) The Securities of the fifteenth series to be issued under the Indenture shall be designated “6.50% General and Refunding Mortgage Notes, Series O, due 2018” (the “Series O Notes”).

(b) There shall be no limit upon the aggregate principal amount of the Series O Notes that may be authenticated and delivered under the Indenture. The Series O Notes shall be initially authenticated and delivered in the aggregate principal amount of $250,000,000.

(c) Interest on the Series O Notes shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.

(d) The Series O Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 15, 2018.

(e) The Series O Notes shall bear interest as provided in the form of such Securities attached hereto as Exhibit A.

(f) If a Holder of Series O Notes has given wire transfer instructions to the Company prior to the fifth day preceding the related record date (or, in the case of principal or premium, the fifth day preceding the date such principal or premium is due), the Company shall pay all principal, interest and premium and Liquidated Damages (as such term is defined herein), if any, on that Holder’s Series O Notes in accordance with such instructions. The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal, interest and premium and Liquidated Damages, if any, on the Series O Notes shall be payable (other than payments made in accordance with the first sentence of this paragraph (f)), (ii) registration of transfer of the Series O Notes may be effected, (iii) exchanges of the Series O Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Series O Notes and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Series O Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Las Vegas, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series O Notes.

(g) Optional Redemption.

(i) Optional Redemption. The Company may redeem the Series O Notes at any time, either in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series O Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series O Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series O Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series O Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third business day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government Securities Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(ii) Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Series O Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Series O Notes or a satisfaction and discharge of the Series O Notes under the Indenture. Notices of redemption may not be conditional.

(iii) Selection of Series O Notes to be Redeemed. In accordance with Section 5.03 of the Indenture, the following method is provided for the selection of Series O Notes to be redeemed and these procedures shall be followed by the Security Registrar in the event of a redemption of the Series O Notes pursuant to the provisions of this Officer’s Certificate. If less than all of the Series O Notes are to be redeemed at any time, the Security Registrar shall select Series O Notes for redemption as follows:

(A) if the Series O Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series O Notes are listed; or

(B) if the Series O Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

No Series O Notes of $1,000 principal amount or less can be redeemed in part.

(h) Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase.

(i) Mandatory Redemption.

(A) Except as provided in Section 1(h)(i)(B) below or Section 1(h)(ii) below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Series O Notes.

(B) Upon the occurrence of the events described below in clauses (1) or (2) of this Section 1(h)(i)(B), the Company shall be required to redeem the Series O Notes immediately, at a Redemption Price equal to 100% of the aggregate principal amount of the Series O Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series O Notes to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Series O Notes:

(1) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(I) commences a voluntary case,

(II) consents to the entry of an order for relief against it in an involuntary case,

(III) consents to the appointment of a custodian of it or for all or substantially all of its property,

(IV) makes a general assignment for the benefit of its creditors, or

(V) admits in writing of its inability to pay its debts generally as they become due; or

(2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(I) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(II) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(III) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(ii) Redemption at the Option of the Holders.

(A) Upon the occurrence of any of the following events (each a “Triggering Event”):

(1) failure for 30 days to pay when due interest on, or Liquidated Damages with respect to, the Series O Notes;

(2) failure to pay when due the principal of, or premium, if any, on the Series O Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Sections 1(u)(ii) of this Officer’s Certificate (under the heading “Certain Covenants and Definitions—Merger, Consolidation or Sale of Assets”);

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in Section 1(h)(iii) of this Officer’s Certificate (under the heading “Offer to Purchase Upon Change of Control”);

(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Officer’s Certificate or the Series O Notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Series O Notes, if that default:

(I) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(II) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(8) an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (3) or (5) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in this Officer’s Certificate to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the Holders of Series O Notes of at least 25% in principal amount of the Series O Notes then Outstanding may deliver a notice to the Company requiring the Company to redeem the Series O Notes immediately at a Redemption Price equal to 100% of the aggregate principal amount of the Series O Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series O Notes to the Redemption Date.

(B) The Holders of a majority in aggregate principal amount of the Series O Notes then outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the

Series O Notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest or Liquidated Damages on, or the principal of, the Series O Notes.

(C) In the case of any Triggering Event by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Series O Notes pursuant to the provisions of Section 1(g)(i), an equivalent premium equal to the premium payable under Section 1(g)(i) shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Series O Notes at the option of the Holders thereof.

(D) Upon becoming aware of any Triggering Event, the Company shall deliver to the Trustee a statement specifying such Triggering Event.

(iii) Offer to Purchase Upon Change of Control.

(A) Upon the occurrence of a Change of Control, each Holder of Series O Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Series O Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in this Officer’s Certificate. In the Change of Control Offer, the Company shall offer an amount in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Series O Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Series O Notes repurchased, to Change of Control Payment Date (as defined below).

(B) Within ten days following any Change of Control, the Company shall mail a notice to each Holder of Series O Notes stating:

(1) the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Section 1(h)(iii), and that all Series O Notes validly tendered and not withdrawn shall be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Series O Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Series O Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date;

(5) that Holders of Series O Notes electing to have any Series O Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Series O Notes properly endorsed, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Series O Notes properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders of Series O Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series O Notes delivered for purchase, and a statement that such Holder of Series O Notes is withdrawing its election to have the Series O Notes purchased; and

(7) that Holders of Series O Notes whose Series O Notes are being purchased only in part shall be issued new Series O Notes equal in principal amount to the unpurchased portion of the Series O Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(C) If any of the Series O Notes subject to a Change of Control Offer are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to offers to purchase.

(D) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Series O Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Series O Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Series O Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Series O Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Series O Notes so tendered the Change of Control Payment for such Series O Notes, and the Trustee shall promptly authenticate and make available for delivery to each Holder of Series O Notes a new Series O Note equal in principal amount to any unpurchased portion of the Series O Notes surrendered, if any; provided that each such new Series O Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Series O Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(E) The Change of Control provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Officer’s Certificate are applicable.

(F) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Series O Notes validly tendered and not withdrawn under such Change of Control Offer.

(iv) Offers to Purchase—General.

(A) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Series O Note is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages shall be payable to Holders of Series O Notes who tender Series O Notes pursuant to the Change of Control Offer.

(B) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of this Officer’s Certificate, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of this Officer’s Certificate by virtue of such conflict.

(i) The Series O Notes are issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m) See subsection (e) above.

(n) Not applicable.

(o) Not applicable.

(p) Not applicable.

(q) Book-entry; Delivery and Form.

(i) Form and Dating.

The Series O Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Series O Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Series O Note shall be dated the date of its authentication. The Series O Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Series O Notes shall constitute, and are hereby expressly made, a part of this Officer’s Certificate, and the Company, by its execution and delivery of this Officer’s Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Series O Note conflicts with the express provisions of this Officer’s Certificate or the Indenture, the provisions of this Officer’s Certificate or the Indenture, as applicable, shall govern and be controlling.

Series O Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Series O Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Series O Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series O Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series O Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Series O Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 1(q)(v) of this Officer’s Certificate.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

(ii) Authentication.

The Trustee or an Authenticating Agent shall authenticate by delivery and execution of a Trustee’s Certificate of Authentication in the form set forth in Section 2.02 of the Indenture (A) the Series O Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000 (the “Original Notes”), (B) additional Series O Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Order (such additional Series O Notes, together with the Original Notes, the “Initial Notes”) and (C) any Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a Company Order, which Company Order shall specify (x) the amount of Series O Notes to be authenticated and the date of original issue thereof, (y) whether the Series O Notes are Initial Notes or Exchange Notes and (z) the amount of Series O Notes to be issued in global form or definitive form. The aggregate principal amount of Series O Notes outstanding at any time may not exceed $250,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (B) of this paragraph, except as provided in Section 1(q)(vi) of this Officer’s Certificate.

(iii) Security Registrar, Paying Agent and Depositary.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the Series O Notes. Upon the occurrence of an event set forth under Sections 1(h)(i)(B)(1) or 1(h)(i)(B)(2) herein or an Event of Default set forth in Sections 10.01(d) or 10.01(e) of the Indenture, the Trustee shall serve as Paying Agent for the Series O Notes. Pursuant to Section 6.02 of the Indenture, the Company hereby designates the Corporate Trust Office of the Trustee as its office or agency in the City and State of New York where payment of the Series O Notes shall be made, where the registration of transfer or exchange of the Series O Notes may be effected and where notices and demands to or upon the Company in respect of the Series O Notes and the Indenture may be served. The Company may also from time to time designate one or more other offices or agencies with respect to the Series O Notes and may from time to time rescind any of these designations in accordance with the terms provided in Section 6.02 of the Indenture.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

(iv) Liquidated Damages, if any, to be Held in Trust.

Payments of Liquidated Damages, if any, shall be subject to the provisions of Section 6.03 of the Indenture to the same extent as any payments of principal of or premium or interest on the Series O Notes.

(v) Transfer and Exchange.

(A) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or

(2) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Series O Notes in certificated form; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Series O Notes.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and 3.09 of the Indenture. Every Series O Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.06 and 3.09 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global

Note may not be exchanged for another Series O Note other than as provided in this Section 1(q)(v)(A), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(q)(v)(B), (C) or (F) of this Officer’s Certificate.

(B) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Officer’s Certificate and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note by a Distributor may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 1(q)(v)(B)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Security Registrar either:

(a) both (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or

(b) both (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon an Exchange Offer by the Company in accordance with Section 1(q)(v)(F) of this Officer’s Certificate, the requirements of this Section 1(q)(v)(B)(2) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Security Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Officer’s Certificate, the Series O Notes and otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 1(q)(v)(H) of this Officer’s Certificate.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (2) above and the Security Registrar receives the following:

(a) if the transferee shall take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; or

(b) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (2) above and:

(a) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(b) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(c) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(d) the Security Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (b) or (d) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 1(q)(ii) of this Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (b) or (d) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(C) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Security Registrar of the following documentation:

(a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

(b) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(c) if such beneficial interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(d) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(e) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act, other than those listed in subparagraphs (b) through (d) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and any Opinion of Counsel required by Item (3) thereof, if applicable;

(f) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(g) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1(q)(v)(H) of this Officer’s Certificate, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1(q)(v)(C) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Series O Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1(q)(v)(C)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

Notwithstanding Sections 1(q)(v)(C)(1)(a) and (c) hereof, a beneficial interest in the Regulation S Global Note may not be (a) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (b) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (a) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Notwithstanding Section 1(q)(v)(C)(1) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(a) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(b) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(c) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(d) the Security Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon notice by the Security Registrar of satisfaction of the conditions set forth in Section 1(q)(v)(B)(2) of this Officer’s Certificate, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1(q)(v)(H) of this Officer’s Certificate, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1(q)(v)(C)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the

Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Series O Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1(q)(v)(C)(3) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

(D) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Series O Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(a) if the Holder of such Restricted Definitive Note proposes to exchange such Series O Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

(b) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(c) if such Definitive Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(d) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(e) if such Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act, other than those listed in subparagraphs (b) through (d) above, a certificate in the form of Exhibit B hereto, including certifications, certificates, and any Opinion of Counsel required by Item (3) thereof, if applicable;

(f) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(g) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (a) above, the appropriate Restricted Global Note and, in the case of subparagraph (b) above, the Rule 144A Global Note, and, in the case of subparagraph (c) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Series O Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(a) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(b) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(c) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(d) the Security Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Series O Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Series O Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 1(q)(v)(D)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Series O Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Sections 1(q)(v)(D)(2)(b) or (d) or the first paragraph of this Section 1(q)(v)(D)(3) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 1(q)(ii) of this Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to Sections 1(q)(v)(D)(2)(b) or (d) or the first paragraph of this Section 1(q)(v)(D)(3).

(E) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1(q)(v)(E), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 1(q)(v)(E).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Security Registrar receives the following:

(a) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(b) if the transfer shall be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(c) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(a) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such Series O Notes, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(b) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(c) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(d) the Security Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Series O Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Series O Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Series O Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(F) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (a) an authentication order in accordance with Section 1(q)(ii) of this Officer’s Certificate and (b) an Opinion of Counsel opining as to the enforceability of the Exchange Notes and the guarantees thereof, if any, the Trustee shall authenticate (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (i) broker-dealers, (ii) Persons participating in the distribution of the Exchange Notes or (iii) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (2) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer, unless the Holders of such Restricted Definitive Notes shall request the receipt of Definitive Notes, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Notes one or more Definitive Notes without the Private Placement Legend in the appropriate principal amount. Concurrent with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(G) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer’s Certificate.

(1) Private Placement Legend.

(a) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Series O Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS

NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT SHALL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES AND, IN THE CASE OF AN OFFER OR SALE BY A DISTRIBUTOR OR AN AFFILIATE THEREOF (OR A PERSON ACTING ON BEHALF THEREOF) DURING THE APPLICABLE DISTRIBUTION COMPLIANCE PERIOD, ONLY TO NON-U.S. PERSONS OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE SECURITY REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “DISTRIBUTION COMPLIANCE PERIOD,” “DISTRIBUTOR,” “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(b) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (B)(4), (C)(2), (D)(2), (D)(3), (E)(2), (E)(3) or (F) of this Section 1(q)(v) (and all Series O Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS

HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(v)(A) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.”

Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(H) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Series O Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

(I) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, subject to Section 1(q)(v) of this Officer’s Certificate, the Company shall execute and, upon the Company’s order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar’s request.

(2) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 1(q)(v) to effect a transfer or exchange may be submitted by facsimile.

(3) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to whether any Person is or is not a Person described in clauses (i), (ii) and (iii) of each of Sections 1(q)(v)(B)(4)(a), 1(q)(v)(C)(2)(a), 1(q)(v)(D)(2)(a), 1(q)(v)(E)(2)(a) and 1(q)(v)(F) of this Officer’s Certificate or under applicable law (other than the Trust Indenture Act) with respect to any transfer of any interest in any Series O Note

(including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(vi) Outstanding Series O Notes.

Notwithstanding the definition of “Outstanding” in Section 1.01 of the Indenture, Series O Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Series O Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

(r) Not applicable.

(s) The Series O Notes have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. No service charge shall be made for the registration of transfer or exchange of the Series O Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 1.06(f), 3.04, 5.06 or 14.06 of the Indenture and Section 1(h)(iii) of this Officer’s Certificate not involving any transfer).

(t) For purposes of the Series O Notes, “Business Day” shall mean any day, other than Saturday or Sunday, on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in New York.

(u) Certain Covenants and Definitions.

(i) Series O Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Series O Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Series O Permitted Liens.

(ii) Merger, Consolidation or Sale of Assets.

(A) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) (a) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Series O Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and (b) such Person executes and delivers to the Trustee a supplemental indenture that contains a grant, conveyance, transfer and mortgage by such Person confirming the lien of the Indenture on the property subject to such lien and subjecting to such lien all property thereafter acquired by such Person that shall constitute an improvement, extension or addition to the property subject to the lien of the Indenture or renewal, replacement or substitution of or for any part thereof and, at the election of such Person, subjecting to the lien of the Indenture such other property then owned or thereafter acquired by such Person as such Person shall specify;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this Section 1(u)(ii) and that all conditions precedent provided for in this Section 1(u)(ii) relating to such transaction or series of transactions have been complied with.

(B) In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (4) under Section 1(u)(ii)(A) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

(C) In addition, the Company shall not effect any consolidation, merger, sale, assignment, transfer, conveyance or other disposition as is contemplated in this Section 1(u)(ii), unless the Company also complies with Sections 13.01 and 13.02 of the Indenture and the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall be deemed a Successor Corporation under the Indenture.

(iii) Future Subsidiary Guarantees.

(A) The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless:

(1) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a Guarantee of Indebtedness of the Company if such Indebtedness is by its express terms subordinated in right of payment to the Series O Notes, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary Guarantee with respect to the Series O Notes substantially to the same extent as such Indebtedness is subordinated to the Series O Notes;

(2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Series O Notes; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such Subsidiary Guarantee has been duly executed and authorized and (b) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this Section 1(u)(iii)(A) shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

(B) Notwithstanding the foregoing and the other provisions of this Officer’s Certificate, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

(1) the sale or other disposition is in compliance with the applicable provisions of this Officer’s Certificate; and

(2) the Subsidiary Guarantor is also released or discharged from its obligations under the Guarantee which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such Guarantee.

(iv) Sale and Leaseback Transactions.

(A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction.

(v) Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Series O Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Officer’s Certificate or the Series O Notes unless such consideration is offered to be paid and is paid to all Holders of the Series O Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(vi) Covenant Defeasance.

(A) Option to Effect Covenant Defeasance. The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have Section 1(u)(vi)(B) hereof be applied to all outstanding Series O Notes upon compliance with the conditions set forth below in Section 1(u)(vi)(C) hereof.

(B) Exercise of Covenant Defeasance. Upon the Company’s exercise under Section 1(u)(vi)(A) hereof of the option applicable to this Section 1(u)(vi)(B), the Company shall, subject to the satisfaction of the conditions set forth in Section 1(u)(vi)(C) hereof, be released from each of its obligations under the covenants contained in Section 1(h)(iii), Section 1(u)(i), Section 1(u)(iii), Section 1(u)(iv), Section 1(u)(v) hereof (under the headings: “Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase—Offer to Purchase Upon Change of Control,” “Certain Covenants and Definitions—Liens,” “Certain Covenants and Definitions—Future Subsidiary Guarantees,” “Certain Covenants and Definitions—Sale and Leaseback Transactions,” and “Certain Covenants and Definitions—Payment for Consents”) hereof with respect to the Outstanding Series O Notes on and after the date the conditions set forth in Section 1(u)(vi)(C) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Series O Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of Securities, including but not limited to, Holders of Series O Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Series O Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Triggering Event under Section 1(h)(ii) hereof or a Default or an Event of Default under Section 10.01 of the Indenture, but, except as specified above, the remainder of the Indenture, this Officer’s Certificate and such Series O Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 1(u)(vi)(A) hereof of the option applicable to Section 1(u)(vi)(B) hereof, subject to the satisfaction of the conditions set forth in Section 1(u)(vi)(C) hereof, Sections 1(h)(ii)(A)(3) through 1(h)(ii)(A)(7) hereof will not constitute Triggering Events.

(C) Conditions to Covenant Defeasance. In order to exercise Covenant Defeasance under this Section 1(u)(vi):

(1) the Company must irrevocably deposit with the Trustee or any Paying Agent (other than the Company), in trust for the benefit of the Holders of the Series O Notes:

(a) money (including Funded Cash not otherwise applied pursuant to the Indenture) in an amount which will be sufficient, or

(b) Eligible Obligations which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

(c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, and Liquidated Damages, if any, due and to become due on the Series O Notes or portions thereof provided, that the Company shall have delivered to the Trustee and such Paying Agent: (I) a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section 1(u)(vi)(C) shall be held in trust, as provided in Section 9.03 of the Indenture; and (II) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in Section 1(u)(vi)(C)(1)(b) above have been satisfied;

(2) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Series O Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3) no Triggering Event shall have occurred and be continuing on the date of such deposit (other than a Triggering Event arising from the breach of a covenant under this Officer’s Certificate resulting from the borrowing of funds to be applied to such deposit);

(4) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Officer’s Certificate) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Series O Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(6) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.

(vii) Additional Conditions to Section 9.01 of Indenture.

Notwithstanding the provisions of Section 9.01 of the Indenture, no Series O Note shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either: (a) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Officer’s Certificate, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Series O Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred; or (b) (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company’s Indebtedness in respect of the Series O Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series O Notes or portions thereof; provided, however, that such instrument may state that the Company’s obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public Accountant of nationally recognized standing showing the calculation thereof; and (ii) an Opinion of Counsel of tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Series O Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

(viii) Modifications Requiring Consent.

In addition to the provisions of Section 14.02 of the Indenture, no supplemental indenture shall alter or waive any of the provisions with respect to the redemption of the Series O Notes set forth in Section 1(g) hereof without the consent of each Holder of Series O Notes affected thereby.

(ix) Certain Definitions.

Set forth below are certain defined terms used in this Officer’s Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, including any “group” with the meaning of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the

Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company or Sierra Pacific Resources, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the Board of Directors of the Company or the Board of Directors of Sierra Pacific Resources are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to it in Section 1(h)(iii)(A) of this Officer’s Certificate.

“Change of Control Payment” has the meaning assigned to it in Section 1(h)(iii)(A) of this Officer’s Certificate.

“Change of Control Payment Date” has the meaning assigned to it in Section 1(h)(iii)(B)(2) of this Officer’s Certificate.

“Clearstream” means Clearstream Banking, societe anonyme.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of the Board of Directors of the Company on the original issue date of the Series O Notes; or

(2)	was nominated for election or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to the Indenture in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

(1)	no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

(2)	payable no earlier than such amount is required to be paid under such Credit Facility; and

(3)	deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such Credit Facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.

“Definitive Note” means a certificated Series O Note registered in the name of the Holder thereof and issued in accordance with Section 1(q)(v) of this Officer’s Certificate, in the form of Exhibit A hereto except that such Series O Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Series O Notes issuable or issued in whole or in part in global form, the Person specified in Section 1(q)(iii) of this Officer’s Certificate as the Depositary with respect to the Series O Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer’s Certificate or the Indenture.

“DTC” has the meaning assigned to it in Section 1(q)(iii) of this Officer’s Certificate.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” means an Event of Default as defined in the Indenture.

“Exchange Notes” means if and when issued, each series of the Series O Notes issued in exchange for any Initial Notes in an Exchange Offer or upon transfer pursuant to a Shelf Registration Statement.

“Exchange Offer” has the meaning set forth in a corresponding Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“First Mortgage Indenture” means the Indenture of Mortgage, dated as of October 1, 1953 by and between the Company and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the original issue date of the Series O Notes.

“Global Note Legend” means the legend set forth in Section 1(q)(v)(G)(2) of this Officer’s Certificate, which is required to be placed on all Global Notes issued under this Officer’s Certificate.

“Global Notes” means, individually and collectively, each of the Series O Notes (which may be either Restricted Global Notes or Unrestricted Global Notes) issued or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(q)(i), 1(q)(v)(B)(4), 1(q)(v)(D)(4) or 1(q)(v)(F) of this Officer’s Certificate.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)	foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

(4)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Series O Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in Section 1(q)(ii) of this Officer’s Certificate.

“Initial Purchaser” has the meaning set forth in the Purchase Agreement.

“Issue Date” means the first date on which any Series O Notes are issued, authenticated and delivered under the Indenture and this Officer’s Certificate.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Initial Notes for use by such Holders in connection with an Exchange Offer.

“Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Series O Notes) of the Company or any of its Restricted Subsidiaries to

declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Series O Notes in global form, or any successor entity thereto.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Original Notes by the Company on the Issue Date.

“Original Notes” has the meaning set forth in Section 1(q)(ii) of this Officer’s Certificate.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Default” has the meaning assigned to it in Section 1(h)(ii)(A)(6)(I) of this Officer’s Certificate.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)	if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the Series O Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the Series O Notes, and the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Series O Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Series O Notes on terms at least as favorable to the Holders of Series O Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Private Placement Legend” means the legend set forth in Section 1(q)(v)(G)(1) of this Officer’s Certificate to be placed on all Series O Notes issued under the Indenture and this Officer’s Certificate except where otherwise permitted by the provisions of the Indenture and this Officer’s Certificate.

“Purchase Agreement” means the Purchase Agreement dated May 9, 2006, as amended from time to time, among the Company and each Initial Purchaser relating to the Offering.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

“Receivables Entity” means a wholly-owned Subsidiary of the Company or Sierra Pacific Resources (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)	is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	which is not party to any agreement, contract, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any Restricted Subsidiary of the Company other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)	to which neither the Company nor any Restricted Subsidiary of the Company has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof relating to the Original Notes and (ii) any similar agreement that the Company and other parties may enter into in relation to any other Initial Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the applicable distribution compliance period as set forth in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Security Act of 1933, as amended.

“Series O Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Series O Permitted Liens” means:

(1)	Series O Liens securing any Indebtedness under a Credit Facility and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)	Series O Liens in favor of the Company or any Subsidiary Guarantors;

(3)	Series O Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Series O Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)	Series O Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Series O Liens were in existence prior to the contemplation of such acquisition;

(5)	Series O Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Series O Liens existing on the original issue date of the Series O Notes (including the Series O Lien of the First Mortgage Indenture and the Series O Lien of the Indenture);

(7)	Series O Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)	Series O Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (including Hedging Obligations) that do not exceed $35.0 million at any one time outstanding;

(9)	Series O Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Series O Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Series O Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Series O Permitted Lien hereunder;

(10)	Series O Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction; and

(11)	Series O Liens, including pledges, rights of offset and bankers’ liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Company or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from the Company or any of its Subsidiaries.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee of the Series O Notes to be executed by any Subsidiary of the Company pursuant to Section 1(u)(iii) of this Officer’s Certificate (under the heading “Future Subsidiary Guarantees”).

“Subsidiary Guarantors” means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

“Triggering Event” has the meaning assigned to it in Section 1(h) of this Officer’s Certificate.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5)	has at least one director on its Board that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date.

“U.S.” means the United States of America.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

(v) The Series O Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series O Notes and in respect of compliance with which this certificate is made.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

In the opinion of the undersigned, such conditions and covenants have been complied with.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

By:
William D. Rogers Corporate Treasurer

Acknowledged and Received on May 12, 2006

THE BANK OF NEW YORK, as Trustee

By:

Name:
Title:

Signature Page to Officer’s Certificate (Terms of Note)

Exhibit A

Form of Series O Notes

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture and the Officer’s Certificate]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture and the Officer’s Certificate]

NEVADA POWER COMPANY

6.50% General and Refunding Mortgage Notes, Series O, due 2018

Original Interest Accrual Date:	May 12, 2006	Redeemable: Yes ☒ No ☐
Stated Maturity:	May 15, 2018	Redemption Date: See Below
Interest Rate:	6.50%	Redemption Price: See Below
Interest Payment Dates:	May 15 and November 15
Record Dates:	May 1 and November 1

The Security is not a Discount Security

within the meaning of the within-mentioned Indenture.

CUSIP No.

6.50% General and Refunding Mortgage Notes, Series O, due 2018

No. R-	$

promises to pay to Cede & Co. or registered assigns, the principal sum of                          Dollars on May 15, 2018.

1. Interest. Nevada Power Company, a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this Series O Note at 6.50% per annum, from May 12, 2006 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Series O Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from Original Interest Accrual Date specified above; provided that if there is no existing Default in the payment of interest, and if this Series O Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Series O Notes, in which case interest shall accrue from the Original Interest Accrual Date specified above; provided, further, that the first Interest Payment Date shall be November 15, 2006. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Series O Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Series O Notes (except Defaulted Interest) and Liquidated Damages to the Persons who are registered Holders of Series O Notes at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if such Series O Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Series O Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of Series O Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages on, all Global Notes and all other Series O Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Security Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of Series O Notes. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture; Security. This Series O Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York, Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Series O Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Series O Note is one of the series designated above. The terms of the Series O Notes include those stated in the Indenture, the Officer’s Certificate dated May 12, 2006 (the “Officer’s Certificate”) and those made part of the Indenture by reference to the Trust Indenture Act. The Series O Notes are subject to all such terms, and Holders of Series O Notes are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Series O Note conflicts with the express provisions of the Indenture or the Officer’s Certificate, the provisions of the Indenture and the Officer’s Certificate shall govern and be controlling. The Series O Notes are general obligations of the Company initially limited to $250,000,000 aggregate principal amount in the case of Series O Notes issued on the Issue Date.

All Outstanding Securities, including the Series O Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture. The lien of the Indenture is junior, subject and subordinate to the prior lien of the Indenture of Mortgage dated as of October 1, 1953 by and between the Company and Deutsche Bank Trust Company Americas, as trustee.

5. Optional Redemption.

(a) The Company may redeem the notes at any time, either in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series O Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series O Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series O Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series O Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third business day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government Securities Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6. Notice of Optional Redemption. Notice of optional redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Series O Notes are to be redeemed at its registered address. Series O Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Series O Notes held by a Holder are to be redeemed. Notices of redemption may not be conditional. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Series O Notes or portions thereof called for redemption.

7. Mandatory Redemption.

(a) Other than in connection with clause (b) below or in connection with a redemption at the option of the Holders of the Series O Notes in Section 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Series O Notes.

(b) Upon the occurrence of the events described below in clauses (1) or (2) of this paragraph 7(b), the Company shall be required to redeem the Series O Notes immediately, at a Redemption Price equal to 100% of the aggregate principal amount of the Series O Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series O Notes to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Series O Notes:

(1)	the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(I)	commences a voluntary case,

(II)	consents to the entry of an order for relief against it in an involuntary case,

(III)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(IV)	makes a general assignment for the benefit of its creditors, or

(V)	admits in writing of its inability to pay its debts generally as they become due; or

(2)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(I)	is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(II)	appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(III)	orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

8. Redemption at the Option of Holders. Upon the occurrence of any of the following Triggering Events: (a) failure for 30 days to pay when due interest on, or Liquidated Damages with respect to, the Series O Notes; (b) failure to pay when due the principal of, or premium, if any, on the Series O Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Section 1(u)(ii) of the Officer’s Certificate; (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in Section 1(h)(iii) of the Officer’s Certificate; (e) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Officer’s Certificate or the Series O Notes; (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Series O Notes, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (h) an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (c) or (e) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in the Officer’s Certificate to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the Holders of at least 25% in principal amount of the Series O Notes then Outstanding may deliver a notice to the Company requiring the Company to redeem the Series O Notes immediately at a Redemption Price equal to 100% of the aggregate principal amount of the Series O Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series O Notes to the Redemption Date. The Holders of a majority in aggregate principal amount of the Series O Notes then Outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the Series O Notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest or Liquidated Damages on, or the principal of, the Series O Notes. In the case of any Triggering Event by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Series O Notes pursuant to the provisions of Section 1(g)(i) of the Officer’s Certificate relating to redemption at the option of the Company, an equivalent premium equal to the premium payable under Section 1(g)(i) shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Series O Notes at the option of the Holders thereof.

9. Denominations, Transfer, Exchange. The Series O Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Series O Notes may be registered and Series O Notes may be exchanged as provided in the Indenture and the Officer’s Certificate. The Security Registrar and the Trustee may require a Holder of Series O Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Series O Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series O Note or portion of a Series O Note selected for redemption, except for the unredeemed portion of any Series O Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series O Notes for a period of 15 days before a selection of Series O Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Series O Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series O Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series O Note and of any Series O Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series O Note.

12. Events of Default. If an Event of Default shall occur and be continuing, the principal of this Series O Note may be declared due and payable in the manner and with the effect provided in the Indenture.

13. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

14. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Series O Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

15. Transfer and Exchange.

(a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series O Note is registrable in the Security Register, upon surrender of this Series O Note for registration of transfer at the Corporate Trust Office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series O Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

(b) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(c) Prior to due presentment of this Series O Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series O Note is registered as the absolute owner hereof for all purposes, whether or not this Series O Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

16. Governing Law. The Series O Notes shall be governed by and construed in accordance with the laws of the State of New York.

17. Definition of “Business Day” and Other Terms. As used herein, “Business Day” shall mean any day, other than Saturday or Sunday, on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in New York. All other terms used in this Series O Note which are defined in the Indenture or the Officer’s Certificate shall have the meanings assigned to them in the Indenture or the Officer’s Certificate, as applicable, unless otherwise indicated.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Series O Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Series O Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 12, 2006 between Nevada Power Company and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Series O Notes and the

Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Series O Notes. No representation is made as to the accuracy of such numbers either as printed on the Series O Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Series O Notes upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Nevada Power Company

P.O. Box 230

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

Attention: Chief Financial Officer

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NEVADA POWER COMPANY

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

***	This should be included only if the Note is issued in global form.

Assignment Form

To assign this Series O Note, fill in the form below: (I) or (we) assign and transfer this Series O

Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________ to transfer this Series O Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Series O Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase

If you want to elect to have this Series O Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) of the Officer’s Certificate, check the box below:

☐	Section 1(h)(iii) (Offer to Purchase
upon Change of Control)

If you want to elect to have only part of the Series O Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) of the Indenture, state the amount you elect to have purchased:

$_______________________________

Date:

Your Signature:

(Sign exactly as your name appears on the face of the Series O Note)

Tax Identification No.:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B

Form of Certificate of Transfer

Nevada Power Company

P.O. Box 230

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

Attention: Treasurer

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention: Corporate Trust Division—Corporate Finance Unit

Re:	Nevada Power Company 6.50% General and Refunding Mortgage Notes, Series O, due 2018

Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the “Indenture”), between Nevada Power Company, as issuer (the “Company”) and The Bank of New York, as trustee and the Officer’s Certificate dated May 12, 2006 governing the Note[s] (the “Officer’s Certificate”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer’s Certificate.

                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Officer’s Certificate and the Securities Act.

2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the

United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made by a “distributor” (within the meaning of Regulation S) prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Officer’s Certificate and the Securities Act.

3. ☐ Check and complete if Transferee shall take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certificate) to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Officer’s Certificate and the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer’s Certificate.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and the Officer’s Certificate and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the

Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer’s Certificate.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and the Officer’s Certificate and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Officer’s Certificate.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:	_______________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(ii)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture and the Officer’s Certificate.

Exhibit C

Form of Certificate of Exchange

Nevada Power Company

P.O. Box 230

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

Attention: Treasurer

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention: Corporate Trust Division—Corporate Finance Unit

Re:	Nevada Power Company 6.50% General and Refunding Mortgage Notes, Series O, due 2018

(CUSIP                     )

Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the “Indenture”), between Nevada Power Company, as issuer (the “Company”) and The Bank of New York, as trustee, and the Officer’s Certificate dated May 12, 2006 governing the Note[s] (the “Officer’s Certificate”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer’s Certificate.

                         (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficiary

C-1

interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture and the Officer’s Certificate, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Officer’s Certificate and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the

[CHECK ONE]

☐ 144A Global Note	☐ Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture and the Officer’s Certificate, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Officer’s Certificate and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

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